EXHIBIT 10.5


                            PATENT TRANSFER CONTRACT


Patent:         GaoXiaoFuHeZengChanJun and production technology


Patent number:  ZL 93101635.5


Transferor:     China Agricultural University


Address:        No. 2 Yuanmingyuanxi Road, Beijing


Authorized representative: Shun Qixin





Transferee:     Kiwa Bio-Tech Products Group Corporation


Address: Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands


Authorized representative:     Li Wei








Execution place:     Beijing


Execution date:      April 12, 2004


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       PRINTED BY STATE INTELLECTUAL PROPERTY RIGHT ADMINISTRATION OF PRC



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WHEREAS,

(1) The Transferor China Agricultural University ("Transferor") owns the patent "GaoXiaoFuHeZengChanJun and production technology" ("Patent") under the patent number of ZL 93 1 01635.5 applied for on February 19, 1993, and approved on July 12, 1996. The patent is valid for twenty
         (20) years, the patent owner is the transferor;

(2) The Transferee Kiwa Bio-tech Products Group Corp wishes to own the Patent, and the Transferor agrees to transfer the Patent to the Transferee.


NOW THEREFORE, the parties agree as follows:


ARTICLE 1  DELIVERY OF PATENT DOCUMENTS

1.1 The Transferor shall submit the patent application documents to State Patent Administration of PRC as below:

(1)      User manual;

(2)      Ownership application;

(3)      Attached drawings;

(4)      Abstract user manual and abstracted drawing;

(5)      Application;

(6)      Proposal representation;

(7)      Registration change document;

(8)      Letter of attorney of the agent;

(9)      PCT application documents.

1.2      State Patent  Administration  of PRC issued the documents  below to the
         Transferor:

(1)      Acceptance notice;

(2)      Intermediary documents;

(3)      Authorization;

(4)      Patent certificate and duplicate.

1.3      Technical and process documents related to the Patent.

1.4      The  last   patent   annual  fee   receipt   issued  by  State   Patent
         Administration of PRC.

1.5 Approval document of the transfer by Transferor issued by superior competent authority or competent organ of the State Council.


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ARTICLE 2  DELIVERY DATE, PLACE AND MANNER

2.1 Delivery date: within five (5) days after the payment of the initial transfer fee in cash by the Transferee, the Transferor shall deliver to the Transferee all documents set in article 1 hereto.

2.2 Delivery manner and place: the Transferor shall deliver the above documents and the document list to the hand of the Transferee. The delivery shall take place in Beijing.


ARTICLE 3 PATENT  APPLICATION  AND  APPLICATION  LICENSE  STATUS AND  SETTLEMENT
METHOD

3.1 The Transferor promises that the Transferor has never applied the Patent prior to this Contract; and will not apply, directly or indirectly, the Patent after this Contract.

3.2 The Transferor promises that it has never allowed any third party to apply the Patent prior to this Contract.

3.3 The Transferor promises that the Patent application shall not rely on any other patent of the Transferor, otherwise the Transferor will transfer the Patent to the Transferee free of any charge.


ARTICLE 4  TRANSFER CONSIDERATION AND PAYMENT TERMS

4.1      The parties agree the value consideration of the Patent includes:

(1) RMB 500,000 yuan (five hundred thousand yuan only, equivalent to $60,407.64) in cash;

(2)      Shares valued according to following provision 4.3.

(Exchange rate at USD:RMB 1:8.2771 on March 31, 2004, the same below);

4.2      Installment payment of the transfer fee in cash

(1) Upon the execution date hereunder, the Transferee shall pay the Transferor the initial transfer fee RMB 250,000 yuan;

(2) Within five (5) days after the State Intellectual Property Right Administration issues the public notice of the transfer, the Transferee shall pay the Transferor the second installment RMB 250,000 yuan;

4.3 One million shares of Kiwa Bio-tech Products Group Corp (quoted on OTCBB, transaction code KWBT), the unit price at USD 0.63 on April 12, 2004, making the total market value of the one million shares at USD 630,000, equivalent to RMB 5,214,573 yuan. The Transferee promises to go through the technology-converted-to-share procedures within two (2) months after the public notice of the transfer by the State Intellectual Property Right Administration.


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ARTICLE 5 SETTLEMENT UPON PATENT WITHDRAWAL AND INVALIDITY

In case the Patent is withdrawn or be declared as invalid after the effectiveness date of this Contract, rendering the Transferee hard to achieve the expected profit obviously against the equity rules, the Transferor will return the cash transfer fee and technology-converted shares or the corresponding benefit, except for the right claim withdrawn or declared as invalid. Upon the case herein, the Transferee shall not return the documents to the Transferor.

In case any third party applies to the State Patent Administration for withdrawal of the Patent, or request the Patent Evaluation Committee to declare the Patent Invalid or appeal to the court against the decision of the above committee, the Transferee shall settle such cases after the execution of this Contract, and bear any claim or lawsuit cost thus incurred, to which the Transferor shall actively coordinate.


ARTICLE 6  TRANSITION PERIOD PROVISIONS

6.1 After the execution of this Contract to the public notice of the State Patent Administration, the Transferor shall maintain the validity of the Patent, with the annual fee in the above period paid by the Transferor.

6.2 After the public notice of the State Patent Administration, the Transferee shall bear any cost for maintaining the validity of the Patent.

6.3 In the transition period, this Contract shall automatically become void in case either party fails to perform this Contract due to the force majeure.


ARTICLE 7 PATENT APPLICATION AND JOINT R&D

7.1 To apply the Patent, the Transferor agrees that the Transferee invests the Patent into the Kiwa Bio-tech (Shandong) Co., Ltd, a wholly-owned subsidiary of the Transferee in Shandong, China. To this end, the Patent shall be transferred to Kiwa Bio-tech (Shandong) Co., Ltd, for which the Transferee agrees to go through any necessary legal procedures.

7.2 The Transferor shall provide the competent Patent documents and technical/process documents as set hereunder, provide staff training of the Transferee, instruct the Patent application until industrialized production in production of standard products in NY-335-1998 high-yield bacteria production process and other applicable standards. The Transferee shall bear the travel cost of the Transferor staff for Patent application.

7.3 The bacteria seed under the Patent is the core of the Patent, the Transferor shall supply/update the bacteria seed free of charge for the uninterrupted industrialized production of the Transferee, and promises not to supply the bacteria seed to any third party.


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7.4      The  Transferor  shall  assist the  Transferee  to design the  feasible production process and equipment configuration, and deliver the written documents thereof as signed to the Transferee.

7.5 The Transferor shall provide the field test report and other promotion materials to the Transferee upon the execution thereof, and assist the Transferee with the product registration.

7.6 The Transferor shall provide 2-kilometer samples of the field test to the Transferee within five (5) days after the payment of the initial transfer fee in cash.

7.7 The parties agree to join in the R&D in various channels, and apply for other relevant patents. The parties will jointly determine the R&D investment, achievement ownership and benefit sharing upon consultation.


ARTICLE 8  TAXES

8.1 The Transferor shall bear any tax imposed on the transfer fee and technology-converted shares.

8.2 The Transferee shall bear any tax imposed on the patent transfer procedures.


ARTICLE 9 DEFAULT AND INDEMNIFICATION

9.1      The Transferor shall be liable for the default liability below:

(1) In case the Transferor fails to deliver all documents hereunder or fail to register the patent transfer change, the Transferee is entitled to terminate this Contract, and claim back the transfer fee and technology-converted shares and the default penalty RMB 100,000 yuan from the Transferor;

(2) Any false information under clause 3.2 herein or the Transferor supply of the Patent or bacteria seed to any third party after the transfer constitute material default, in which case the Transferor shall pay the Transferee the default penalty RMB 200,000 yuan, and cease the default act immediately;

(3) In case the Transferor delay the document delivery and Patent transfer without justified reasons (including the registration change registration with the patent administration), the Transferor shall pay the default penalty, at the current bank loan interest rate of the total transfer fee. For any above delay over one (1) month, the Transferee is entitled to terminate this Contract, and to claim back the transfer fee and technology-converted shares.

(4) In case the Transferor fails to instruct the Transferee to achieve the industrialized production of standard product in NY-335-1998 high-yield bacteria production process and other applicable standards, the Transferee is entitled to terminate this Contract, claim back the transfer fee and technology-converted shares and the default penalty RMB 100,000 yuan.


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9.2      The Transferee shall be liable for the default liability below:

(1) In case Transferee fails to pay the transfer fee, the Transferor is entitled to terminate this Contract, claim back all documents and the penalty RMB 100,000 yuan;

(2) In case the Transferee delay the payment of the transfer fee, the Transferee shall pay the default penalty, at the current bank loan interest rate of the total transfer fee. For any above delay over one
         (1) month, the Transferor is entitled to terminate this Contract, and claim the default penalty RMB 100,000 yuan.


ARTICLE 10 SETTLEMENT TO DISPUTES


Any dispute arising out of this Contract and the performance thereof shall be settled friendly. Any dispute failing friendly settlement may be submitted to Beijing Arbitration Committee for arbitration by either party.


ARTICLE 11 EFFECTIVENESS AND MISCELLANEOUS


11.1 This Contract shall take effect upon execution and stamp of the parties. The transfer of the Patent shall take legal effect upon the registration change and public notice of "Registration Change" (i.e. patent ownership change).


11.2     This  Agreement  is made in two (2) copies with each party  holding one
         (1) copy of equal validity.





TRANSFEROR                                     TRANSFEREE





Signature: /S/ SHUN QIXIN                      Signature: /S/ LI WEI
           ----------------------                         ----------------------
               Shun Qixin                                     Li Wei, CEO


Date:      April 12, 2004                      Date:      April 12, 2004